Exhibit 10.25
NONCOMPETITION AGREEMENT
     THIS CONFIDENTIALITY AND NONCOMPETITION AGREEMENT (this “Agreement”) is executed and made effective as of the       day of                     , 200   by and between TomoTherapy Incorporated, a Wisconsin corporation (the “Company”), and the undersigned employee (“Employee”).
RECITALS
     The Company is engaged in the highly-competitive and specialized business of developing and selling products and services that deliver and/or support the imaging, planning, delivery, or verification of radiation therapy and/or radiation surgery to patients with cancer and other diseases treated with radiation therapy and/or radiation surgery. Employee desires to be employed by or continued to be employed by the Company, and acknowledges he or she will have access to certain knowledge and information developed by and for the Company at great expense and shall become identified with the Company’s goodwill. The Company protects its confidential information and goodwill from use and/or disclosure by others, which is essential for carrying out the Company’s business in a highly competitive market.
     Employment or continued employment with the Company is contingent upon Employee’s execution of this Agreement. In consideration for being offered employment or continued employment with the Company, and/or for other consideration, such as stock options, salary increases or the like, Employee accepts this Agreement.
     NOW, THEREFORE, in consideration of the mutual understandings, covenants and agreements set forth herein and in the recitals, the receipt and sufficiency of which is hereby acknowledged, IT IS AGREED AS FOLLOWS:
     1. Noncompetition. During the Period of Employment and for a period of eighteen (18) months thereafter, Employee shall not, without the prior written consent of the Company, materially engage, directly or indirectly, as an employee, officer, director, partner, consultant, owner (other than a minority shareholder interest of not more than 3% of a company whose equity interests are publicly traded on a nationally-recognized stock exchange or over-the-counter) or in any other capacity, in any competition with the Company in those states of the United States and those other countries in which the Company has sold its products or services or demonstrably and materially solicited the sale of its products or services within two (2) years preceding any such competition by Employee.
     2. Non-Solicitation. During the Period of Employment and for a period of eighteen (18) months thereafter, Employee shall not, directly or indirectly, either alone or through any third person or entity, solicit, sell to or perform any services for any person or entity who has business relations with the Company and with whom Employee had interaction during his or her Period of Employment or about whom Employee possessed Confidential Information (a “Restricted Company Client”) if such activities by Employee would have the effect of causing the Restricted Company Client to terminate or curtail its business relationship with the Company.
     3. Anti-Piracy. During the Period of Employment and for a period of eighteen (18) months thereafter, Employee will not employ or solicit for employment, or help others to employ or solicit for employment, any employee of the Company who is also a party to a Non-Competition Agreement with the Company, without prior written consent of the Company. Employee acknowledges and agrees that by virtue of this Agreement, he or she is likewise restricted from being solicited for employment or employed by current or former employees of the Company or third parties with whom they are associated, and hereby knowingly consents to that restriction.
     4. General Know-How. Nothing in this Agreement shall be deemed to prevent Employee’s post-employment use of Employee’s general knowledge and skills acquired or enhanced during the Period of Employment or to prohibit Employee from seeking other employment after the Period of Employment, so long as such use or employment does not violate the provisions of this Agreement.
     5. Delivery of Materials to Company. Immediately upon termination of Employee’s employment, Employee shall deliver to the Company all written, recorded, and graphical material, documents, hardware, software and items relating to the business of the Company (and copies thereof) (other than owned by Employee) in Employee’s possession or under Employee’s control regardless of whether such materials, documents and items contained Confidential Information.

     6. Representations and Warranties. Employee represents and warrants (i) that Employee has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Employee’s undertaking of a relationship with the Company, and (ii) that Employee has not entered into and will not enter into any agreement (whether oral or written) in conflict with this Agreement. Employee’s representations, warranties, and obligations contained in this Agreement shall survive after the Period of Employment.
     7. Change in Employment Status. The covenants of this Agreement shall remain in force in the event that Employee’s employment status changes within the Company or changes from being employed by the Company to being employed by an existing or future subsidiary or affiliate of the Company. In the event of a change to such subsidiary and affiliate then the subsidiary or affiliate shall have the same rights and the same protections, without further documentation or agreement, as enjoyed by the company under this Agreement.
     8. Injunctive Relief; Breach. Employee acknowledges that failure to carry out any obligation under this Agreement, or a breach of any provision herein, will constitute immediate and irreparable damage to the Company, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.
     9. Assignment. Neither this Agreement nor any rights or duties of Employee hereunder shall be assignable by Employee, and any such purported assignment shall be void. The Company may, however, assign all or any of its rights hereunder.
     10. Entire Agreement; Amendment. This Agreement constitutes the complete understanding between Employee and the Company on this subject and may not be modified or amended, except by writing and executed by a duly authorized representative of the Company and by Employee. This Agreement is intended to be the final, complete, and exclusive statement of the terms of the parties’ agreements regarding these subjects and supersedes all other prior and contemporaneous agreements and statements on these subjects. This Agreement is effective for Employee’s entire Period of Employment, even if such period commenced prior to the date of this Agreement.
     11. Definitions. All capitalized terms not defined in the text of this Agreement, have the following meanings:
     (a) “Confidential Information” means information, to the extent it is not a Trade Secret, which is possessed by or developed for the Company and which relates to the Company’s existing or potential business or technology, which information is generally not known to the public and which information the Company seeks to protect from disclosure to its existing or potential competitors or others, including, without limitation, business plans, strategies, existing or proposed bids, costs, technical developments, existing or proposed research projects, financial or business projections, investments, marketing plans, negotiation strategies, training information and materials, information generated for client engagements and information stored or developed for use in or with computers. Confidential Information also includes information received by the Company from others which the Company has an obligation to treat as confidential, including all information obtained in connection with client engagements and partnering arrangements.
     (b) “Trade Secret” means all information possessed by or developed for the Company, including, without limitation, a compilation, program, device, method, system, technique or process, to which all of the following apply: (i) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (ii) the information is the subject of efforts to maintain secrecy that are reasonable under the circumstances.
     12. Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. Any waiver by either party must be in writing and signed by a representative who has the authority to bind such party.
     13. Invalidity of any Covenant. The parties hereto acknowledge that this Agreement is comprised of more than one covenant, and specifically acknowledge that Paragraphs 1, 2, 3, 4 and 5 are separate and distinct convenants. The covenants of this Agreement are severable, it being the intention of the parties hereto that should any covenant hereof be invalid or unenforceable, such invalidity or unenforceability of any covenants shall not effect the remaining covenants hereof, but the same shall remain in full force and effect as if such invalid or unenforceable covenant or covenants were omitted.
     14. Governing Law; Jurisdiction and Venue; Construction. This Agreement shall be governed by the internal laws of the State of Wisconsin. The parties irrevocably consent to the sole and exclusive jurisdiction and venue in the appropriate state or federal court in Wisconsin. This Agreement shall be construed without regard to any rules of construction concerning the draftsman hereof.
     15. Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if it is in writing, and if and when it is hand delivered, faxed, or sent by regular mail, with postage prepaid, to Employee’s residence (as noted in the Company’s records), or to the Company’s principal office, as the case may be.
     16. Employee Acknowledgment. Employee acknowledges that Employee has had the opportunity to consult legal counsel in regard to this Agreement, that Employee has read and understands this Agreement, and that Employee has entered into it freely and voluntarily based on Employee’s own judgment and not on any representations or promises other than those contained in this Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TomoTherapy Incorporated

By:
Employee Signature	Title:

Employee (Print Name)

3